As filed with the Securities and Exchange Commission on September 13 , 2010

Registration 333-167084

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 _________________________

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

INTERDOM, CORP.

 (Name of small business issuer in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	6500 (Primary Standard Industrial Classification Number)	27-2310076 (IRS Employer Identification Number)

375 N. Stephanie St. - Suite 1411

Henderson, NV 89014-8909

(786) 262-9075

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

____________________________

INCORP SERVICES, INC.

 375 N Stephanie St, Ste. 1411, Henderson NV 89014-8909

Tel: (702) 866-2500, Fax: (702) 866-2689

(Address, including zip code, and telephone number,

including area code, of agent for service)

______________________________

Copies to:

Thomas E. Puzzo, Esq.

Law Offices of Thomas E. Puzzo, PLLC

4216 NE 70th Street

Seattle, Washington 98115

Telephone No.: (206) 522-2256

Facsimile No.: (206) 260-0111

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  ☒

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If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ¨      Accelerated filer ¨       Non-accelerated filer     ¨       Smaller reporting company    ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	2,500,000	$0.03	$75,000	$5.35

(1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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 PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

INTERDOM, CORP.

2,500,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of Interdom, Corp. and no public market currently exists for the securities being offered.  We are offering for sale a total of 2,500,000 shares of common stock at a fixed price of $.03 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Igor Rumiantsev, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  Mr. Rumiantsev will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.  The shares will be offered at a fixed price of $.03 per share .. The offering will last for no longer 180 days unless terminated on the earlier of (i) the date when the sale of all 2,500,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior to the completion of the sale of all 2,500,000 shares registered under the Registration Statement of which this Prospectus is part. ..

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses
Common Stock	$0.03	Not Applicable	$75,000
Total	$0.03	Not Applicable	$75,000

Interdom, Corp. is a development stage company and currently has no operations.  Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for Interdom, Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer.

We have not made any arrangements to place funds in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 7 THROUGH 12 BEFORE BUYING ANY SHARES OF INTERDOM, CORP.’S COMMON STOCK..

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED  SEPTEMBER 13 , 2010

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	6
FORWARD-LOOKING STATEMENTS	12
USE OF PROCEEDS	12
DETERMINATION OF OFFERING PRICE	12
DILUTION	13
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	15
DESCRIPTION OF BUSINESS	19
LEGAL PROCEEDINGS	22
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	22
EXECUTIVE COMPENSATION	23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24
PLAN OF DISTRIBUTION	25
DESCRIPTION OF SECURITIES	25
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	26
LEGAL MATTERS	26
INTERESTS OF NAMED EXPERTS AND COUNSEL	27
EXPERTS	27
AVAILABLE INFORMATION	27
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	27
INDEX TO THE FINANCIAL STATEMENTS	28

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WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “INTERDOM, CORP.” REFERS TO INTERDOM, CORP. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

INTERDOM, CORP.

We are a development stage company which is in the business of real estate consulting and evaluation.  Interdom, Corp. was incorporated in Nevada on December 8, 2009. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). Being a development stage company, we have very limited operating history. Our principal executive office is located at 375 N. Stephanie St., Suite 1411, Henderson, NV 89014-8909. Our phone number is (786) 262-9075.

From inception until the date of this filing, we have had very limited operating activities.  Our financial statements from inception (December 8, 2009) through the year ended April 30, 2010, reports no revenues and a net loss of $6,716.  Our independent registered public accountant has issued an audit opinion for Interdom, Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Interdom, Corp. started operations in the business of real estate consulting services on December 8, 2009. Our plan is to provide consulting services in the US real estate market for customers from around the world. We have developed our business plan, and entered into a Consulting Agreement dated April 29, 2010, with Florida Exclusive Realty, LLC. Under the terms of the agreement, Interdom Corp. has agreed to perform consulting, advisory and related services to and for with Florida Exclusive Realty, LLC as may be reasonably requested from time to time by Florida Exclusive Realty, LLC.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

THE OFFERING

The Issuer:	Interdom, Corp.
Securities Being Offered:	2,500,000 shares of common stock

Price Per Share:	$0.03
Duration of the Offering:

The offering will last for no longer 180 days unless terminated on the earlier of (i) the date when the sale of all 2,500,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior to the completion of the sale of all 2,500,000 shares registered under the Registration Statement of which this Prospectus is part

Gross Proceeds	$75,000
Shares Issued and Outstanding Before Offering:	There are 3,500,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our President, Secretary, Igor Rumiantsev.
Shares Issued and Outstanding After Offering:	6,000,000 Registering shares represent approximately 41.67% of the issued and outstanding shares of common stocks, on a post-offering basis, assuming that all 2,500,000 shares will be sold.
Registration Costs	We estimate our total offering registration costs to be approximately $9,000.
Net Loss for the Period From December 8, 2009 (Inception) to April 30, 2010	$(6,716)
Risk Factors

Our ability to successfully operate our business, successfully implement our strategies and achieve our goals is subject to numerous risks as discussed more fully in the section titled “Risk Factors,” including for example:

• our early stage of development and lack of operating history;

• the going concern opinion of our independent public  account*;

• fluctuations in the price of real estate;

• the effects of, and changes in, worldwide economic conditions; and

• the possibility of losing Igor Rumiantsev, our sole officer and director.

*Our independent registered public accountant has issued an audit opinion regarding us and our business which includes a statement expressing substantial doubt as to our ability to continue as a going concern.  This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise.  If we fail to raise sufficient capital when needed, we will not be able to complete our business plan.  As a result we may have to liquidate our business and you may lose your investment.  You should consider our independent registered public accountant’s comments when determining if an investment in us is suitable.

Any of the above risks could materially and adversely affect our business, financial position and results of operations.   An investment in our common stock involves risks. You should read and consider the information set forth in “Risk Factors” and all other information set forth in this prospectus before investing in our common stock.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from December 8, 2009 (Inception) to April 30, 2010.

Financial Summary	April 30, 2010 ($)
Total Assets	430
Total Liabilities	3,646
Total Stockholder’s Deficit	(3,216)

Statement of Operations	Accumulated From December 8, 2009 (Inception) to April 30, 2010 ($)
Total Expenses	6,716
Net Loss for the Period	(6,716)
Net Loss per Share	-

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WITHOUT THE FUNDING FROM THIS OFFERING WE WILL BE UNABLE TO IMPLEMENT OUR BUSINESS PLAN.

Our current operating funds are less than necessary to complete our intended operations of operating a business consulting in real estate.  We will need the funds from this offering to commence activities that will allow us to begin seeking financing of our business plan.  As of April 30, 2010, we had cash in the amount of $430 and liabilities of $3,646.  As of this date, we have had limited operations and no income.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on December 8, 2009 and to date have been involved primarily in organizational activities.  We have commenced limited business operations. Further, we have not yet fully developed our business plan, or our management team, nor have we targeted or assembled any real or intangible property rights. Accordingly, we have no way to evaluate the likelihood that our business will be successful.  Potential investors should be aware of the difficulties in the real estate market and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates.  Prior to having cash flow from potential clients, we anticipate that we will incur increased operating expenses without realizing any revenues.  We expect to incur significant losses into the foreseeable future.  We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

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WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING.  AS A RESULT, THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $6,716 for the period from our inception on December 8, 2009 to April 30, 2010, and have no revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our acquisition development, and management of real and intangible property and the provision of expertise. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. De Joya Griffith & Company, LLC, our independent registered public accountant, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Interdom, Corp. is suitable.

We require minimum funding of approximately $25,000 to conduct our proposed operations for a minimum period of one year. Expenditures over the next 12 months are therefore expected to exceed the sum of both our cash on hand and amount to be raised in this offering. If we experience such a shortage of funds prior to funding during the next 12 months, we may utilize funds from Igor Rumiantsev, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. We will require the funds from this offering to proceed.

If we are successful in raising the funds from this offering, we plan to commence activities to raise the funds required for the development program. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities of the development program. We plan to raise additional funding for development by way of a private debt or equity financing, but have not commenced any activities to raise such funds and have no current plans on how to raise such funds.

BECAUSE WE ARE SMALL AND HAVE MINIMAL CAPITAL, WE MUST LIMIT MARKETING OF OUR SERVICES TO POTENTIAL KNOWN CLIENTS. AS A RESULT, WE MAY NOT BE ABLE TO ATTRACT ENOUGH CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Because we are small and have minimal capital, we must limit marketing of our services. We will initially generate revenues through the sale of services. Because we will be limiting our marketing activities, we may not be able to attract enough clients to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

IF WE DO NOT ATTRACT NEW CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.

We currently have only one customer, Florida Exclusive Realty, LLC. We currently generate no revenue and we may never generate any revenue from the consulting agreement with Florida Exclusive Realty, LLC. We have not identified any other customers and we cannot guarantee we ever will have any other customers.  Even if we obtain new customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.  You are likely to lose your entire investment if we cannot provide service to potential customers at fees which generate a profit.

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GLOBAL ECONOMIC, POLITICAL AND SOCIAL CONDITIONS MAY HARM OUR ABILITY TO DO BUSINESS, INCREASE OUR COSTS AND NEGATIVELY AFFECT OUR BUSINESS.

The direction and relative strength of the global economy remains uncertain due to softness in the real estate and mortgage markets, among others, volatility in fuel and other energy costs, difficulties in the financial services sector and credit markets, continuing geopolitical uncertainties and other macroeconomic factors affecting spending behavior. The prospects for economic growth in the United States and other countries remain uncertain, and may cause customers to further delay or reduce real estate property purchases. These and other macroeconomic factors had an adverse impact on real estate market. The global financial crisis affecting the banking system and financial markets have resulted in a tightening of credit markets, lower levels of liquidity in many financial markets, and extreme volatility in fixed income, credit, currency and equity markets. These conditions have made it more difficult to obtain financing for our potential customers.

WE ARE NEGATIVELY IMPACTED BY A DOWNTURN IN THE RESIDENTIAL REAL ESTATE MARKET.

The residential real estate market tends to be cyclical and typically is affected by changes in general economic conditions which are beyond our control. The U.S. residential real estate market is currently in a significant downturn due to various factors including downward pressure on housing prices, credit constraints inhibiting new buyers and an exceptionally large inventory of unsold homes at the same time that sales volumes are decreasing. We cannot predict whether the downturn will worsen or when the market and related economic forces will return the U.S. residential real estate industry to a growth period. Any of the following could continue to have a material adverse effect on our business:

•	periods of economic slowdown or recession;
•	rising interest rates;
•	the general availability of mortgage financing, including:
• the impact of the recent contraction in the subprime and mortgage markets generally; and
• the effect of more stringent lending standards for home mortgages;
•	adverse changes in local or regional economic conditions;
•	local, state and federal government regulation;
•

tax law changes, including potential limits or elimination of the deductibility of certain mortgage interest expense, the application of the alternative minimum tax, real property taxes and employee relocation expenses;

•	declining demand for real estate;
•	levels of unemployment.

THE REAL ESTATE BUSINESS IS VERY COMPETITIVE AND MANY OF OUR COMPETITORS ARE LARGER AND FINANCIALLY STRONGER THAN WE ARE.

The real estate business is highly competitive. We compete with a large number of companies and individuals, and many of them have significantly greater financial and other resources than we have. Our competitors include local and nation-wide real estate companies. Because we are a company with a limited history, our operations are subject to numerous risks similar to that of a start-up company. We cannot assure that we will have the necessary resources to be competitive.

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BECAUSE OUR SOLE OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our sole officer and director, Igor Rumiantsev, will only be devoting limited time to our operations. Mr. Rumiantsev intends to devote twelve hours per week of his business time to our affairs. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on Igor Rumiantsev from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Rumiantsev may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR YOUR SUBSCRIPTION, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY, OR A CREDITOR OBTAINS A JUDGMENT AGAINST US AND ATTACHES THE SUBSCRIPTION, YOU WILL LOSE YOUR INVESTMENT.

Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 58.33% OR MORE OF OUR OUTSTANDING COMMON STOCK, IF MAXIMUM OFFERING SHARES ARE SOLD, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If maximum offering shares will be sold, Mr. Rumiantsev, our sole officer and director, will own 58.33% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Mr. Rumiantsev may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

IF IGOR RUMIANTSEV, OUR SOLE OFFICER AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER THAT COULD RESULT IN OUR OPERATIONS SUSPENDING. IF THAT SHOULD OCCUR, YOU COULD LOSE YOUR INVESTMENT.

We extremely depend on the services of our sole officer and director, Igor Rumiantsev, for the future success of our business. The loss of the services of Mr. Rumiantsev could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

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BECAUSE WE DO NOT MAINTAIN ANY INSURANCE, IF A JUDGMENT IS RENDERED AGAINST US, WE MAY HAVE TO CEASE OPERATIONS.

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party to a lawsuit, we may not have sufficient funds to defend the litigation. In the event that we do not defend the litigation or a judgment is rendered against us, we may have to cease operations.

OUR BUSINESS CAN BE AFFECTED BY CURRENCY RATE FLUCTUATION.

We will endeavor to source our potential clients around the world, so we are likely to be affected by changes in foreign exchange rates.  We will lose potential clients from countries where national currency falls against the American dollar.

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.

We have never operated as a public company. We have no experience in complying with the various rules and regulations, which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

WE HAVE NOT PAID DIVIDENDS AND WE DO NOT EXPECT TO PAY THEM IN THE FORESEEABLE FUTURE.

We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

RISKS ASSOCIATED WITH THIS OFFERING

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $6,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

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WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. He will offer the shares to friends, family members, and business associates, however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Interdom, Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the payment of the estimated $9,000 cost of this registration statement to be paid from existing cash on hand and advances from our sole officer and director.  Igor Rumiantsev, our Chairman, has verbally agreed to loan the company funds to complete the registration process. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 3,500,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF NEVADA STATE LAW HINDER A POTENTIAL TAKEOVER OF INTERDOM, CORP.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of us from doing so if they cannot obtain the approval of our board of directors.

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FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The following table sets forth the uses of proceeds assuming the sale of 33.33%, 50% and 100%, respectively, of the securities offered for sale by the Company.  There is no assurance that we will raise the full $75,000 as anticipated.

		$25,000	$37,500	$75,000
Gross proceeds		$25,000	$37,500	$75,000
Legal and Professional fees		$9,000	$9,000	$9,000
Net proceeds		$16,000	$28,500	$66,000

The net proceeds will be used as follows:
Website development		$3,000	$3,000	$5,000
Marketing and advertising		$4,000	$7,000	$25,000
Establishing an office		$4,000	$4,000	$6,000
Salaries/Independent Contractor Fees	$		$8,000	$20,000
Audit, accounting and filing fees		$4,000	$4,000	$4,000
Miscellaneous Expenses		$1,000	$2,500	$6,000

The above figures represent only estimated costs. All proceeds will be deposited into our corporate bank account.  If necessary, Igor Rumiantsev, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

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DILUTION

The price of the current offering is fixed at $0.03 per share. This price is significantly higher than the price paid by the Company’s sole director and officer for common equity since the Company’s inception on December 8, 2009.  Igor Rumiantsev, the Company’s sole officer and director, paid $.001 per share for the 3,500,000 shares of common stock he purchased from the Company.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of April 30, 2010, the net tangible book value of our shares of common stock was ($3,216) or approximately  ($0.0009) per share based upon 3,500,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be $62,784 or approximately $0.01 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0109 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $0.01 per share.

 After completion of this offering, if 2,500,000 shares are sold, investors in the offering will own 41.67% of the total number of shares then outstanding for which they will have made cash investment of $75,000, or $0.03 per share. Our existing stockholders will own 58.33% of the total number of shares then outstanding, for which they have made contributions of cash totaling $3,500.00 or $0.001 per share.

If 50% of the Shares Are Sold

Upon completion of this offering, in the event 1,250,000 shares are sold, the net tangible book value of the 4,750,000 shares to be outstanding will be $25,284, or approximately $0.005 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0059 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $0.005 per share.

After completion of this offering investors in the offering will own approximately 26.32% of the total number of shares then outstanding for which they will have made cash investment of $37,500, or $0.03 per share. Our existing stockholders will own approximately 73.68% of the total number of shares then outstanding, for which they have made contributions of cash totaling $3,500.00 or $0.001 per share.

If One-Third of the Shares Are Sold

Upon completion of this offering, in the event 833,333 shares are sold, the net tangible book value of the 4,333,333 shares to be outstanding will be $12,784, or approximately $0.003 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0039 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $0.003 per share.

After completion of this offering investors in the offering will own approximately 19.23% of the total number of shares then outstanding for which they will have made cash investment of $25,000, or $0.03 per share. Our existing stockholders will own approximately 80.77% of the total number of shares then outstanding, for which they have made contributions of cash totaling $3,500.00 or $0.001 per share.

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The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.0009
Potential gain to existing shareholders	$72,000
Net tangible book value per share after offering	$0.01
Increase to present stockholders in net tangible book value per share
after offering	$0.0109
Capital contributions	$3,500
Number of shares outstanding before the offering	3,500,000
Number of shares after offering assuming the sale of the maximum
number of shares	6,000,000
Percentage of ownership after offering	58.33%
Purchasers of Shares in this Offering if all 100% Shares Sold

Price per share	$0.03
Dilution per share	$0.02
Capital contributions	$75,000
Number of shares after offering held by public investors	2,500,000
Percentage of capital contributions by existing shareholders	4.46%
Percentage of capital contributions by new investors	95.54%
Percentage of ownership after offering	41.67%
Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.03
Dilution per share	$0.025
Capital contributions	$37,500
Percentage of capital contributions by existing shareholders	8.54%
Percentage of capital contributions by new investors	91.46%
Number of shares after offering held by public investors	1,250,000
Percentage of ownership after offering	26.32%
Purchasers of Shares in this Offering if One-Third of Shares Sold

Price per share	$0.03
Dilution per share	$0.027
Capital contributions	$25,000
Percentage of capital contributions by existing shareholders	12.28%
Percentage of capital contributions by new investors	87.72%
Number of shares after offering held by public investors	833,333
Percentage of ownership after offering	19.23%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

PLAN OF OPERATION

We are a development stage corporation and have not started operations or generated or realized any revenues from our business operations.

Our cash balance is $430 as of April 30, 2010.  We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time.  We have been utilizing and may utilize funds from Igor Rumiantsev, our Chairman, President, and Secretary, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees.  Mr. Rumiantsev, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  In order to achieve our business plan goals, we will need the funding from this offering and substantial additional funding. We are a development stage company and have generated no revenue to date.

Our independent registered public accountant has issued a going concern opinion.  This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so.   We currently have only one customer, Florida Exclusive Realty, LLC. If we are unable to successfully find other customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $75,000 from this offering, it will last one year, but we may need more funds to develop growth strategy, and we will have to revert to obtaining additional money.

Plan of Operation

We believe we can satisfy our cash requirements during the next 12 months if we raise a minimum of $25,000 from this offering.. We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees.

We expect to complete our public offering within 180 days after the date the Securities and Exchange Commission declares our offering effective. We intend to concentrate our efforts on raising capital during this period.  Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our objective is to profitably provide our real estate consulting services. Our business plan of operations for the next 12 months following the completion of our public offering, with specific milestones, is as follows:

SET UP OUR OFFICE

After completing the offering, we will immediately begin to establish our office and acquire the equipment we need to begin operations. We will spend our “office” budget on purchasing computers, office furniture and miscellaneous office supplies. We do not intend to hire employees. Our sole officer and director will handle our administrative duties. Establishing our offices will take 1-2 months. We believe that it will cost $4,000 to $6,000 to establish our office.

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BUILD OUR WEBSITE

After our office is established we plan to develop a website where we can list properties and advertise our services. Our director, Igor Rumiantsev will be in charge of registering our web domain. Once we register our web domain, we plan to hire a web designer to begin development of the website. We do not have any written agreements with any web designers at current time.  Our website will display information about us; our services; information about real estate market, current trend and prices; data base of properties on the market and other information. The negotiation of additional alliances with service providers and the development of the website will be ongoing during the life of our operations.  Developing our website will take about 1-3 months and will occur during 3rd and 5th months after the completion of our public offering. The budget for this is estimated at $3,000 to $5,000.

INITIATE MARKETING CAMPAIGN

Once we have developed our website we plan to initiate our marketing campaign through traditional sources such as real estate publications, letters, emails, flyers and mailers. We also intend to attend additional real estate related conferences in USA and overseas. Our president, Igor Rumiantsev will advertise our services through his contacts that he has developed by working in the real estate market which include his previous clients and other real estate agent and brokers.  Besides promotion of our services to private buyers, we will also attempt to conclude agreements with overseas real estate companies with view to sell our services to them and their clients. We believe that it will cost a minimum of $4,000 for our marketing campaign. If we raise the maximum amount of proceeds from the offering, we will initiate aggressive marketing strategy and will spend up to $25,000 to our marketing program. Our budget will be expended on travel expenses, paying for advertising space, paying for designing of advertising and company logo. We expect to develop and begin implementing our initial marketing campaign within 6 to 9 months following the completion of our public offering

EMPLOY SALES PERSONNEL

If we sell 50% or 100% of the shares offered we plan to hire additional sales personnel associates to assist advertising our product and agents to work with customers. Sales persons will find additional customers for us and agents will handle all duties to provide our services for these customers. The cost of such sales personnel is estimated at $8,000 to $20,000. We plan to employ such personnel within 10 to 12 months following the completion of our public offering.

If we are not able to raise the maximum amount of this offering, we still plan to implement all the aspects of our business plan except we will not be contracting any sales personnel. Depending on the amount of the funds raised we may need to reduce expenditures in areas of website development, marketing and advertising, and office set up.

More specifically, our operations will be impacted as follows:

1. In the area of website development, the reduced spending will result in simpler website with reduced graphics, and less features.

2. In the area of marketing and adverting, the reduced spending will result in less business travel, less advertising and simpler company logo.

3. In the area of office set up, the reduced spending will result in the purchase of less expensive computers, furniture and office supplies.

Until we start to sell our services, we do not believe that our operations will be profitable. If we are unable to attract new customers to buy our services we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations we likely will dissolve and file for bankruptcy and shareholders would lose their entire investment in our copmany.

Igor Rumiantsev, our president will be devoting approximately 30% of his time to our operations. Once we expand operations, and are able to attract more and more customers, Mr. Rumiantsev has agreed to commit more time as required. Because Mr. Rumiantsev will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

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LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on December 8, 2009 to April 30, 2010

During the period we incorporated the company, prepared a business plan and executed an Agreement with Florida Exclusive Realty, LLC. Our loss since inception is $6,716 for filing costs related to the incorporation of the Company.  We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

Since inception, we have sold 3,500,000 shares of common stock to our sole officer and director for net proceeds of $3,500.

 LIQUIDITY AND CAPITAL RESOURCES

As of April 30, 2010, the Company had $430 cash and our liabilities were $3,646, comprising $3,646 owed to Igor Rumiantsev, our sole officer and director.  The available capital reserves of the Company are not sufficient for the Company to remain operational for longer than 6 months.

Since inception, we have sold 3,500,000 shares of common stock in one offer and sale, which was to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $3,500.

To meet a small part of our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise the necessary funds to proceed with all phases of our plan of operation.  The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status.  The only source available to fund the expenses relating to this offering as well as the expenses associated with maintaining our reporting status is loans from our sole officer and director. The company’s sole officer and director, Igor Rumiantsev, has verbally agreed to provide funds in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

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We are highly dependent upon the success of this public offering .. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations.  As a result, investors would lose all of their investment.

Management believes that current trends toward lower capital investment in start-up companies, volatility in the real estate market pose the most significant challenges to the Company’s success over the next year and in future years.  Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002.  This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to sell less than all its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

 REVENUE RECOGNITION

The Company’s revenue recognition policies are in compliance with FASB ASC 605-35 “Revenue Recognition”.  Revenue is recognized when a formal arrangement exists, the price is fixed or determinable, all obligations have been performed pursuant to the terms of the formal arrangement and collectability is reasonably assured.  The Company recognizes revenues on sales of its services, based on the terms of the customer agreement.  The customer agreement takes the form of either a contract or a customer purchase order and each provides information with respect to the service being sold and the sales price.  If the customer agreement does not have specific delivery or customer acceptance terms, revenue is recognized at the time the service is provided to the customer.

More specifically revenue is recognized for each of our nine services when:

1.Real estate consulting: when consulting service has been provided and invoice issued

2.Comparative market analysis: when market analysis report has been accepted

3.Financial analysis for income properties: when financial analysis has been accepted.

4.Broker opinion: when opinion has been accepted.

5.Estimating the value of real property: when  the appraisal language has been accepted.

6.Property management: every month when management payments are received are received

7.Financial consulting; when consulting services has been provided and invoice issued.

8.Negotiating “short sales": when short sale has closed and commission to us paid.

9.Property auctions introduction and consulting: when consulting service has been provided and invoice issued.

USE OF ESTIMATES

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization when appropriate using both straight-line over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property’s useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

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 INCOME TAXES

Interdom, Corp. accounts for its income taxes in accordance with Accounting Standards Codification 740, “Income Taxes.” Under ASC 740, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used of financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

 FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting Standards Codification 825, “Financial Instruments”, requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company’s financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

DESCRIPTION OF BUSINESS

General

We were incorporated in the State of Nevada on December 8, 2009.  We are in the business of real estate consulting and evaluation.  We plan to develop a website that will display a variety of our services and our fees.  We have not generated any revenues and the only operation we have engaged in to date is executing agreements with Florida Exclusive Realty, LLC.  Our principal office address is located at 375 N. Stephanie St. - Suite 1411, Henderson, NV 89014-8909.  Our telephone number is (786) 262-9075.  Our plan of operation is forward-looking and there is no assurance that we will ever reach profitable operations.  We are a development stage company and have not earned any revenue.  It is likely that we will not be able to achieve profitability and will have to cease operations due to the lack of funding.

Our Services.

We are in the business of real estate consulting and evaluation. Our director, Igor Rumiantsev, has worked for ten years as a sales associate in real estate prior to our inception. We will rely on his knowledge and expertise of the real estate market in conducting our operations.  Our service will include:

1.Real estate consulting. We will provide our clients with general market situation analysis and market analysis for real estate investment. Once the investor is satisfied that the economy is sound and begins to target the type of property for investment, a market study is the necessary step. A regional market analysis should include demographic and economic information such as population statistics and trends, list of major employers in the area, and income and employment data. It should explore the economic base of the city and prospects for the future in that location. A neighborhood market analysis should assess five major factors:

- Boundaries and land usage. Rivers, lakes, railroad tracks, parks, or major highways may help define the neighborhood boundaries.

- Transportation and utilities. Transportation and utilities are crucial to the success of income property. We analyze the effect of major traffic artery changes, as well as proposed or scheduled widening of streets, opening or closing of bridges, or new highways construction, all of which may enhance or hurt location.

- Economy. We review the neighborhood’s economic health. Rental rates in the neighborhood are a sound indicator of the real estate market’s economic strength.

- Supply and demand. A high occupancy rate indicates a shortage of space and the possibility of rental increases. A low rate, as evidenced by many “For Rent” signs posted in the area, results in tenant demands for lower rents and other owner concessions.

- Neighborhood amenities and facilities. The neighborhood’s social, recreational and cultural amenities can be important. Parks, theaters, restaurants, schools and shopping centers attract potential tenants.

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2.Comparative market analysis. Our firm will provide insightful analysis and thoughtful forecast, based on solid research, on the key issues facing the nation's real estate markets.

3.Financial analysis for income properties. After analyzing the market, we can examine the property’s financial performance. This provides the basis for estimating the property’s value, based on return criteria the investor establishes. Assembling the data is the most time-consuming part of the analysis process. We review the property’s financial history, as well as rent data, financial results and amenities for competing properties. The first step after assembling the data is to prepare a one-year financial statement for the property. By multiplying the amount of space in the building by the base rental rate, the investors can estimate rental income for each type of space found in the building. Another important indicator is estimated effective gross income. Effective gross income is potential gross income minus vacancy and collection losses plus another income. Vacancy and collection losses are forecast from the experience of the subject property and of competing properties in the market, assuming typical, competent management. Occupancy rate change based on changing economic conditions, such as unemployment and overbuilding. Many properties generate other income from sources such as placing vending machines and paid laundry areas. Such income is added to potential gross income after subtracting vacancy and collection losses. As not all properties have potential for other income, the analysis might be without it. The next step is to calculate the property’s operating expenses. Operating expenses are divided into three categories:

- Fixed expenses(Property taxes and insurance)

- Variable expanses (Utilities, maintenance, trash removal, supplies, janitorial service and management)

- Reserves for replacements.

The net operating income is obtained by deducting operating expenses (fixed, variable and reserves) from effective gross income. Income properties normally are purchased with mortgage financing, so owners must make mortgage payments from net operating expenses. When an annual mortgage payment is subtracted from net operating expenses the remaining amount is called before-tax cash flow.

4.Broker opinion. Our firm's comprehensive reports will provide clients in the real estate and financial sectors with specific, detailed recommendations, helping them to obtain a “win-win” outcome and turn analysis into action.

5.Estimating the value of real property. There are several types of value that our company may estimate:

- Assessed value is the value used as basis for property taxation.

- Insurance value is an estimate of the amount of money required to replace a structure in the event of some catastrophic events such as fire.

- Investment value is the price an investor would pay, given his or her own financial requirements and income tax situation. This type of value is personal to a particular investor.

- Liquidation value is the value associated with a rapid sale. The amount of dollars a property should bring in a foreclosure sale is an example of liquidation value.

- Going concern value is the value of an income-producing property characterized by a significant operating history.

- Salvage value is the estimated amount for which improvements can be sold at the end of a structure’s useful life.

-

               6.Property management:

- Residential properties including single family houses and condominiums

- Commercial properties such as rental buildings, office buildings and vacant land

- Condo hotels and timeshares

7.Financial consulting. We will consult our clients regarding where and how to obtain financing suitable for them, including major financial institutions and private lenders.

8.Negotiating “short sales". A short sale is a sale of real estate in which the sale proceeds fall short of the balance owed on the property's loan. It often occurs when a borrower cannot pay the mortgage loan on their property, but the lender decides that selling the property at a moderate loss is better than pressing the borrower. Both parties consent to the short sale process, because it allows them to avoid foreclosure, which involves hefty fees for the bank and poorer credit report outcomes for the borrowers.

9.Property auctions introduction and consulting. Real estate auctions have gained tremendous popularity among buyers who are seeking the true market value for properties in today’s marketplace.  Auctions play a major role in today’s real estate marketplace as a greater number of home buyers, including not only real estate investors, but first-time and move up buyers choose to purchase at auction over the more conventional, time-consuming and expensive retail sales method.

No conflicts of interest with our sole officer and director, Igor Rumiantsev

Our business provides advisory services that are different than the job duties performed by Mr. Rumiantsev, who currently works as a sales associate for Yaffe Realty International, a real estate brokerage company.  While our business focuses on advisory services, with nothing to do with brokering real estate sales, Mr. Rumiantsev’s duties as a sale associate for Yaffe Realty International is to act as a real estate broker, acting as an agent in real estate transactions, which requires a real estate license. Our business does not require that we, or any employee or independent contractor working for us, hold a real estate license.  Furthermore, Mr. Rumiantsev does not have, directly or indirectly, any beneficial ownership interest in Yaffe Realty International. Mr. Rumiantsev has confirmed to us that he has no intention of rendering services at Yaffe Realty International which are the same or overlap with the advisory services we provide.

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Real estate auctions

When a property owner fails to pay the mortgage, the mortgage holder can foreclose on that property. During the foreclosure process, the property owner has the opportunity to pay their delinquent debts to get their house out of foreclosure. If they are unable to make sufficient payments, the court will order the property be sold at auction. The auction takes place at a public location designated by the court. Buyers often are required to pay in cash at the auction and may not have much time to research the title and condition of the property beforehand; however, a public auction often offers some of the best bargains and avoids the unpredictability of dealing directly with the borrower/owner.

Revenue source

We will charge our clients for services we provide. Our fee for real estate consulting, financial analysis for income properties and comparative market analysis will range from $250 to $600. Fee for broker opinion depends on property type and will be in a range of $150-$300. Residential property management for our clients will cost $95 per unit. Commercial property and condo-hotel management fee will be $80 per unit. We will charge our client $200 for one hour for financial and property auction consulting. If the clients need to do public records search we will charge them $200 per unit. Fees for general market situation analysis depend upon the type of property. Fee for commercial real estate will be $200-$500 per unit, residential will be $250-$300 per unit and agricultural will be $150-$300.

The only customer we have as of today is Florida Exclusive Realty, LLC. We have not identified any other customers and we cannot guarantee we ever will have other customers.  Even if we obtain new customers, there is no guarantee that we will generate enough revenue to continue operation. If we cannot generate a profit, we will have to suspend or cease operations.  You are likely to lose your entire investment if we cannot provide service to potential customers at fees which generate a profit.

Agreement with Florida Exclusive Realty, LLC

We have entered into a real estate consulting agreement, (“Agreement”) with Exclusive Realty, LLC (“Realty”) of Miami Beach, Florida. Under the terms of the Agreement, a summary of our consulting duties follows:

1. Advice the Realty with respect to real estate related investments which Realty may wish recommend to its clients.

2. Present to the Realty for its consideration real estate investments which, based upon our preliminary investigation, meet the Realty’s requirements.

3. Complete all appropriate and necessary due diligence services and negotiations to effect the acquisition.

4. Recommend to the Realty appraisers, insurance agents and attorneys whose services are necessary for the acquisition.

5. Provide other similar services which Realty may reasonably request relating to real estate investments.

Payment Terms of the Contract.

The Realty shall pay to the Consultant amounts shown on each such invoice within five (5) business days after receipt thereof. The Realty will not pay for services not requested by it in writing and for hours above a maximum time specified in the request for services.

The Agreement shall continue until terminated by either us or the Realty by providing written notice of termination. This Agreement is filed as an exhibit to this registration statement.

We are planning to start receiving compensation for our services from Florida Exclusive Realty LL C after completing our offering and setting up our office. We may never generate any revenues from Exclusive Realty LLC.

Marketing Our Services

We intend to rely on our sole officer and director, Igor Rumiantsev to market our services. We intend to hire an outside web designer to assist us in designing and building our website. We will promote our services and fees for these services on the website, as well as advantages to work with our company. We will market and advertise our web site to find potential clients, and also promote our services through the network of our director’s contacts in real estate market. We plan to advertise our company on the most popular real estate websites. We also intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta tags) and utilizing link and banner exchange options.

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Our current operating funds are less than necessary to complete our intended operations and marketing plan.  We will need the funds from this offering to commence activities. Because we are small and have minimal capital, we must limit marketing of our services. Because we will be limiting our marketing activities, we may not be able to attract enough clients to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification of Certain Significant Employees.

We have no employees other than our sole officer and director, Igor Rumiantsev who currently devotes approximately twelve hours per week to company matters. We intend to hire employees on an as needed basis.

Offices

Our business office is located at 375 N. Stephanie St. - Suite 1411, Henderson, NV 89014-8909.  This is the office provided by our incorporator, Incorp Services, Inc and is included in their Corporate Services Package.  Our telephone number is (786) 262-9075. Upon the completion of our offering, we intend to establish an office elsewhere. As of the date of this prospectus, we have not sought or selected a new office sight.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our real estate consulting and evaluation business in any jurisdiction which we would conduct activities. In general, the operation of our business is not subject to special regulatory requirements.

Legal Proceedings

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Igor Rumiantsev 375 N. Stephanie St. - Suite 1411 Henderson, NV 89014-8909	48	President, Secretary, Treasurer and Director

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Igor Rumiantsev has acted as our President, Secretary, Treasurer and sole Director since our incorporation on December 8, 2009.  Mr. Rumiantsev has Bachelor of Science in Teaching English as a second language. In 2000 he graduated from Gold Coast school of Real Estate. Mr. Rumiantsev is Licensed Real Estate Sales-Associate and Real Estate Assets Specialist. From 2001 to 2003 Mr. Rumiantsev worked as a sales associate in Intel Investment Realty, Inc. In 2004 he worked as sales associate in Ocean View International Realty. From January 2005 to August 2009 he was self employed in international real estate consulting. From August 2009 to February 2010 he worked as a sale associate in Florida Domestic Realty. From February 2010 to present he has been working as a sale associate in Yaffe Realty International.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues.  Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Igor Rumiantsev, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES

We have no employees.  Our sole officer and director, Igor Rumiantsev, is an independent contractor to us and currently devotes approximately twelve hours per week to company matters.  After receiving funding pursuant to our business plan Mr. Rumiantsev intends to devote as much time as the Board of Directors deems necessary to manage the affairs of the company.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary and all other executive officers (collectively, the “Named Executive Officers”) from inception on December 8, 2009 until April 30, 2010:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Igor Rumiantsev, President, Treasurer and Secretary	December 8, 2009 to April 30, 2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its sole officer.

Mr. Rumiantsev currently devotes approximately twelve hours per week to manage the affairs of the Company.  He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries.  At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

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Director Compensation

The following table sets forth director compensation as of April 30, 2010:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Igor Rumiantsev	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Igor Rumiantsev will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

On April 14, 2010, we issued a total of 3,500,000 shares of restricted common stock to Igor Rumiantsev, our sole officer and director in consideration of $3,500.

Further, Mr. Rumiantsev has advanced funds to us. As of April 30, 2010, Mr. Rumiantsev advanced us $3,646. Mr. Rumiantsev will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Rumiantsev. Mr. Rumiantsev will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Rumiantsev does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Rumiantsev or the repayment of the funds to Mr. Rumiantsev. The entire transaction was oral.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of April 30, 2010 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Igor Rumiantsev 375 N. Stephanie St. Suite 1411, Henderson, NV 89014-8909	3,500,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on April 30, 2010.  As of April 30, 2010, there were 3,500,000 shares of our common stock issued and outstanding.

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PLAN OF DISTRIBUTION

Interdom, Corp. has 3,500,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional of 2,500,000 shares of its common stock for sale at the price of $0.03 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

 In connection with the Company’s selling efforts in the offering, Igor Rumiantsev will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Rumiantsev is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Rumiantsev will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Rumiantsev is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Rumiantsev will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Rumiantsev will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Interdom, Corp. will receive all proceeds from the sale of the 2,500,000 shares being offered. The price per share is fixed at $0.03 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  However, sales by the Company must be made at the fixed price of $0.3 until a market develops for the stock.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.03 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Interdom, Corp. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Interdom, Corp. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $9,000.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of April 30, 2010, there were 3,500,000 shares of our common stock issued and outstanding that were held by one registered stockholder of record, and no shares of preferred stock issued and outstanding.

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  COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

ANTI-TAKEOVER LAW

No Provision of our Articles of Incorporation or Bylaws would have an effect delaying, deferring or preventing a change in control of us.

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are currently no anti-takeover provisions under Nevada Law that have the affect of delaying or preventing a change in our control.

As a competent real estate practitioner, must know the economic and legal intricacies associated with the area where he is going to conduct his business, we are planning to concentrate our operations mostly in state of Florida. Our sole officer and director is a member of Realtor Association of state of Florida, he has a real estate license issued by the state of Florida and he has access to the professional database of real estate market in state of Florida. His experience in real estate, his knowledge of investing, his education, tested judgment required to be a qualified counselor, and his opportunities in state of Florida will help the company to conduct business operations.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

STOCK TRANSFER AGENT

There is no stock transfer agent appointed at this time.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

LEGAL MATTERS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with Interdom, Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

The Law Offices of Thomas E. Puzzo, PLLC, has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

De Joya Griffith & Company, LLC, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. De Joya Griffith & Company, LLC, has presented its report with respect to our audited financial statements.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

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FINANCIAL STATEMENTS

     Our fiscal year end is April 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by De Joya Griffith & Company, LLC (PCAOB Registered)

     Our financial statements from inception to April 30, 2010, immediately follow:

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De Joya Griffith & Company, LLC

CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Interdom Corp.

Henderson, NV 89014

We have audited the accompanying balance sheet of Interdom Corp. (An Development Stage Company) as of April 30, 2010, and the statements of operations, stockholder’s deficit and cash flows from Inception (December 8, 2009) through April 30, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Interdom Corp. (An Development Stage Company) as of April 30, 2010, and the results of its operations and cash flows from Inception (December 8, 2009) through April 30, 2010, in conformity with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations and the Company has not generated any revenue since inception, which all raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC

Henderson, Nevada

May 13, 2010

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INTERDOM, CORP. (A Development Stage Company) Balance Sheet
ASSETS
APRIL 30, 2010
CURRENT ASSETS
Cash	$430
TOTAL CURRENT ASSETS	430
TOTAL ASSETS	$430
LIABILITIES AND STOCKHOLDER’S DEFICIT
CURRENT LIABILITES
Advances from Director	$3,646
TOTAL CURRENT LIABILITIES	3,646
STOCKHOLDER’S DEFICIT
Common stock, $0.001par value, 75,000,000 shares authorized;
3,500,000 shares issued and outstanding	3,500
Deficit accumulated during the development stage	(6,716)
TOTAL STOCKHOLDER’S DEFICIT	(3,216)
TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$430
The accompanying notes are an integral part of these financial statements.

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INTERDOM, CORP. (A Development Stage Company) Statement of Operations
From Inception (December 8, 2009) to April 30, 2010
Expenses
General and Administrative Expenses	$6,716
Net loss	$(6,716)
Loss per common share – Basic	$(0.02)
Weighted Average Number of Common Shares Outstanding- basic	413,194
The accompanying notes are an integral part of these financial statements.

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INTERDOM, CORP. (A Development Stage Company) Statement of Stockholder’s Deficit From Inception (December 08, 2009) to April 30,2010
	Number of Common Shares	Amount	Deficit accumulated during development stage	Total

April 14, 2010
Common shares issued for cash at $0.001	3,500,000	$3,500	$-	$3,500
Net loss			(6,716)	(6,716)
Balance as of April 30, 2010	3,500,000	$3,500	$(6,716)	$(3,216)

The accompanying notes are an integral part of these financial statements.

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INTERDOM, CORP. (A Development Stage Company) Statement of Cash Flows
From Inception (December 08, 2009) to April 30, 2010
OPERATING ACTIVITIES
Net loss	$(6,716)
Net cash used for operating activities	(6,716)
FINANCING ACTIVITIES
Loans from Director	3,646
Proceeds from sale of common stock	3,500
Net cash provided by financing activities	7,146
Net increase in cash and equivalents	430
Cash at beginning of the period	-
Cash at end of the period	$430

Supplemental cash flow information:

Cash paid for:

Interest	$-
Taxes	$-

Non-Cash Activities	$
The accompanying notes are an integral part of these financial statements. F-5

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INTERDOM, CORP.

(A Development Stage Company)

Notes To The Financial Statements

April  30, 2010

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

Interdom, Corp. (“the Company”) was incorporated in the State of Nevada on December 8, 2009.  The Company is in the business of real estate consulting and evaluation.  Interdom, Corp. is in the development stage as defined under Accounting Codification Standard, Development Stage Entities (“ASC-915”). The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.  For the period from inception, (December 8, 2009) through April 30, 2010, the Company has accumulated losses of $6,716 and further losses are anticipated.

NOTE 2 - GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $6,716 as of April 30, 2010 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock. These financials do not include any adjustments relating to the recoverability and reclassification of recorded asset amounts, or amounts and classifications of liabilities that might result from this uncertainty.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

 Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the  United States of America requires management to make estimates and assumptions that affect the reported amounts of  assets and liabilities and disclosure of contingent assets and liabilities at the date of the  financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results  could differ from those estimates.

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INTERDOM, CORP.

(A Development Stage Company)

Notes To The Financial Statements

April  30, 2010

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign Currency Translation

The financial statements are presented in United States dollars.  In accordance with Accounting Standards Codification (“ASC-830”), “Foreign Currency Matters”, foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date.  Non monetary assets and liabilities are translated at the exchange rates prevailing on the transaction date. Revenue and expenses are translated at average rates of exchange during the year.  Gains or losses resulting from foreign currency transactions are included in results of operations.

Financial Instruments

The carrying value of the Company's financial instruments approximates their fair value because of the short maturity of these instruments.

Stock-based Compensation

The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

Income Taxes

Income taxes are accounted for under the  assets  and liability method.  Deferred  tax  assets  and  liabilities are recognized for  the  estimated future tax consequences attributable  to differences between the financial statement carrying amounts of existing  assets  and  liabilities and their respective  tax  bases and operating loss and tax credit  carry  forwards. Deferred tax assets and liabilities are measured using enacted tax rates  in effect for the year in which  those  temporary differences are expected to be recovered or settled.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Basic and Diluted Net Loss per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are the same.

Fiscal Periods

The Company's fiscal year end is April 30.

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INTERDOM, CORP.

(A Development Stage Company)

Notes To The Financial Statements

April  30, 2010

NOTE 4 - STOCKHOLDER’S DEFICIT

The authorized capital of the Company is 75,000,000 common shares with a par value of $ 0.001 per share. On April 14, 2009, the Company issued 3,500,000 shares of common stock at a price of $0.001 per share for total cash proceeds of $3,500.

NOTE 5 - INCOME TAXES

As of April 30, 2010, the Company had net operating loss carry forwards of $6,716 that may be available to reduce future years’ taxable income through 2010. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

Components of net deferred tax assets, including a valuation allowance, are as follows at April 30, 2010:

2010
Deferred tax assets:
Net operating loss carry forward	$ 6,716

Total deferred tax assets	2,350
Less: valuation allowance	(2,350)
Net deferred tax assets	$ -

The valuation allowance for deferred tax assets as of April 30, 2010 was $2,350. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of April 30, 2010.

Reconciliation between the statutory rate and the effective tax rate is as follows at April 30, 2010:

2010
Federal statutory tax rate	(35.0)%
Permanent difference and other	35.0%
Effective tax rate	-%

NOTE 6 - RELATED PARTY TRANSACTONS

On December 8, 2009, a Director advanced the Company $146. On April 30, 2010, a Director advanced the Company $3,500.  As of April 30, 2010, total advances totaled $3,646. The advances are non-interest bearing, due upon demand and unsecured.

On April 14, 2009, a Director purchased 3,500,000 shares of common stock at a price of $0.001 per share for cash of $3,500.

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[Back Page of Prospectus]

PROSPECTUS

2,500,000 SHARES OF COMMON STOCK

INTERDOM, CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2010, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$5.36
Printing and Office Expenses	$94.64
Accounting Fees and Expenses	$700.00
Auditor Fees and Expenses	$3,500.00
Legal Fees and Expenses	$3,000.00
Transfer Agent Fees	$1,300.00
EDGAR Agent Fees	$400.00
TOTAL	$9,000.00

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Interdom, Corp.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Interdom, Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On April 14, 2010, Interdom, Corp. offered and sold 3,500,000 share of common stock to our sole officer and director, Igor Rumiantsev, for a purchase price of $0.001 per share, for aggregate offering proceeds of $3,500.  Interdom, Corp. made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant*
3.2	Bylaws of the Registrant*
5.1	Opinion re: Legality of securities being offered *
10.1	Agreement dated April 29, 2010, by and between Interdom Corp. and Florida Exclusive Realty, LLC
23.1	Consent of De Joya Griffith & Company, LLC (PCAOB Registered)
23.2	Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Exhibit 5.1) *

*Previously filed

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ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Henderson, Nevada on September 13 , 2010.

INTERDOM, CORP.

By:	/s/	Igor Rumiantsev
	Name:	Igor Rumiantsev
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Igor Rumiantsev, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Interdom, Corp., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Igor Rumiantsev
Igor Rumiantsev	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	September 13 , 2010

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant*
3.2	Bylaws of the Registrant*
5.1	Opinion re: Legality of securities being offered *
10.1	Agreement dated April 29, 2010, by and between Interdom Corp. and Florida Exclusive Realty, LLC
23.1	Consent of De Joya Griffith & Company, LLC (PCAOB Registered)
23.2	Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Exhibit 5.1) *

*Previously filed

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